UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2017

Audentes Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37833	46-1606174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street, 17th Floor San Francisco, California		94108
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 818-1001

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2017, the Board of Directors (the “Board”) of Audentes Therapeutics, Inc. (the “Company”) appointed Jennifer Jarrett as a Class I director, effective as of the same date.

Ms. Jarrett will receive an annual cash retainer of $35,000 per year in accordance with the Company’s existing compensation policy for non-employee directors. In addition, the Board granted to Ms. Jarrett, effective as of June 12, 2017, a stock option to purchase 18,000 shares of common stock, which will vest monthly over three years, subject to Ms. Jarrett’s continued service to the Company.

The Company has entered into its standard form of indemnification agreement with Ms. Jarrett. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 11, 2016.

There is no arrangement or understanding with any person pursuant to which Ms. Jarrett was appointed as a member of the Board, and Ms. Jarrett does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: June 13, 2017	By:	/s/ Thomas Soloway
Thomas Soloway
Chief Financial Officer